Exhibit 10.5

PRODUCT SUPPLY AND DEVELOPMENT AGREEMENT

This PRODUCT SUPPLY AND DEVELOPMENT AGREEMENT (“Agreement”), effective as of April 15, 2009 (the “Effective Date”), is by and between EaglePicher Medical Power LLC (“EPMP LLC”), a Delaware Corporation having an address of “C” and Porter Streets, Joplin, MO 64801 and Nevro Corporation (“Buyer”), a Delaware Corporation, having its principal place of business at 411 Acacia Avenue, Palo Alto, CA 94306.

WHEREAS, Buyer wishes to purchase batteries and related products for use in preclinical status and clinical trials of its proprietary medical implantable devices;

WHEREAS, EPMP LLC agrees to manufacture and sell such batteries and related products to Buyer in accordance with, and subject to, the specifications, delivery schedules and other terms and conditions set forth in this Agreement; and

WHEREAS, at a future date, if Buyer desires to develop a custom battery, the parties will cooperate in the development of such custom battery pursuant to this Agreement.

NOW, THEREFORE, EPMP LLC and Buyer hereby agree as follows:

1.                                     DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings provided for in this Article 1:

1.1.                            “Affiliate” means with respect to either party, any Person controlling, controlled by or under common control with such party, for so long as such control exists.  For purposes of this Section 1.1, “control” means (a) direct or indirect ownership of fifty percent (50%) or more (or, if less than fifty percent (50%), the maximum ownership interest permitted by applicable law) of the stock or shares having the right to vote for the election of directors of such corporate entity or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise

1.2.                            “Battery Technology” means all inventions, know-how, processes, chemistry, data, test results, formulas, trade secrets, non-public specifications, and other proprietary information relating to the composition, article of manufacture, or methods of making or using batteries, whether or not patentable.

1.3.                            “Buyer Technology” means any invention, know-how, design, plan, idea, technique, discovery, technical, trade secret or other proprietary information, whether or not patentable or copyrightable, including but not limited to manufacturing technology and processes, either Controlled by

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

Buyer or one of its Affiliates as of the Effective Date, or by Buyer or one of its Affiliates during the term of but outside the scope of this Agreement or thereafter, and any Improvements thereto.

1.4.                            “Control” means, with respect to an item or intellectual property rights, the ability and authority of a party or its Affiliate, whether arising by ownership, possession, or pursuant to a license or sublicense, to grant licenses, sublicenses, or other rights to the other party under or to the subject item or intellectual property rights as provided for in this Agreement, without breaching the terms of any agreement between such party and any third party.

1.5.                            “Development Phase” means the period beginning from initiation of the creation of a Modified Product pursuant to Article 3 and continuing until completion of the design and prototype tasks relating to such Modified Product, also referred to as “Phase 1” development, as set forth in the relevant Development Plan.

1.6.                            “Development Plan” means a development plan to be created by the parties at a later date if the parties agree to develop a Modified Product pursuant to Article 3, under which EPMP LLC will perform its obligations to develop a Modified Product, including time lines and deliverables for the Development Phase for any Modified Product.  Any future Development Plan will be attached hereto as Exhibit D.

1.7.                            “EPMP LLC Technology” means any invention, know-how, design, plan, idea, technique, discovery, technical, trade secret or other proprietary information, whether or not patentable or copyrightable, including but not limited to manufacturing technology and processes, either owned by or licensed to EPMP LLC or one of its Affiliates as of the Effective Date, or solely developed or licensed by EPMP LLC or one of its Affiliates during the term of but outside the scope of this Agreement or thereafter, and any Improvements thereto.

1.8.                            “Improvement” means any modification, enhancement, inventions or other desirable change to the respective technology (Buyer Technology, Battery Technology, or EPMP LLC Technology) developed by either party hereto pursuant to this Agreement.

1.9.                            “Interface Invention” means any Invention relating to connections to, interfaces with, or attachments to batteries or Product.

1.10.                     “Pre-Production Phase” means, for any Modified Product developed pursuant to Article 3 below, the period immediately after the Development Phase and immediately prior to the Production Phase during which all preparations are completed for final approval by Buyer or its designee and production readiness of such Modified Product.

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1.11.                     “Production Phase” means, for any Modified Product developed pursuant to Article 3 below, the period beginning when all Product designs for such Modified Product have been completed and approved in writing by both parties and continuing for the term of this Agreement.

1.12.                     “Person” means any individual and any corporation, partnership, limited liability company, business or other trust, governmental agency or authority, association or other entity.

1.13.                     “Product” means any cell or battery, whether those being made as of the Effective Date by EPMP LLC or specifically designed to meet Buyer’s specifications pursuant to a Development Plan, for use in Buyer’s implantable medical devices.  Products include without limitation any Modified Products that the parties develop pursuant to Article 3.

1.14.                     “Specifications” means the specifications for the Product set forth in Exhibit A, which may be modified from time to time by written agreement of the parties.

2.0                              SCOPE OF AGREEMENT.  EPMP LLC shall use its best efforts during the term of this Agreement to supply Products to Buyer in the quantities ordered by Buyer from time to time and in accordance with the Specifications and with the schedules for deliveries thereof established pursuant to this Agreement. If requested by Buyer, EPMP LLC shall develop Modified Products as provided in Article 3.  It is understood that Buyer shall be free to enter into cooperation, development, and supply agreements with third parties with respect to other batteries and related products.

3.0                              NEW PRODUCT DEVELOPMENT.

3.1                               If Buyer desires to have EPMP LLC conduct development of a modified version of Product to have specific characteristics of use to Buyer (a “Modified Product”), it shall so notify EPMP LLC in writing.  Within [***] days after Buyer makes such request, the parties shall agree upon a Development Plan for developing such Modified Product, including timelines and related budgets for such activities.

3.2                               Without limiting Section 3.1, EPMP LLC agrees that it will dedicate sufficient personnel, materials and facilities to diligently develop Modified Products under this Agreement in accordance with the relevant Development Plan.

3.3                               During the Development Phase, EPMP LLC will use its best efforts to develop Modified Products (i) to comply with all of the relevant Specifications, and (ii) in accordance with the relevant Development Plan.

3.4                               During the Development Phase, periodic meetings or conference calls, as necessary, will be held to coordinate and verify progress during the relevant

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Development Phase and the relevant Pre-Production Phase at times mutually agreed upon by the parties.

3.5                               Buyer may, from time to time, request modifications to the project objectives under any Development Plan, specifications or tasks, which EPMP LLC will consider in good faith, but which EPMP LLC reserves the right to approve in its reasonable discretion.  EPMP LLC will promptly provide Buyer in writing with notice of any projected resulting change in costs associated with Buyer’s requested modifications to project objectives, specifications, or tasks.  Buyer shall be obligated to pay such change in cost only if Buyer accepts such changes in cost in writing.  Buyer and EPMP LLC will mutually agree in writing upon such timetable changes as are necessitated by such modifications, and any other implications of such modifications, and update the relevant Development Plan to reflect such agreed changes.

3.6                               Each of EPMP LLC and Buyer will cooperate fully and closely with the other to facilitate the fastest possible development of any Modified Products, including but not limited to designating technical personnel to attend and participate in regularly scheduled design review meetings.  Each of EPMP LLC and Buyer will designate in writing from time to time a Project Engineer to act as liaison with the other party to coordinate and respond to questions and inquiries regarding technical matters, personnel and intellectual property matters.

4.                                      ORDER AND DELIVERY.

4.1                              Purchase Orders for Products, Forecasts, and Releases.

a.                    Within [***] days prior to commencement of the Production Phase for any Modified Product, or within [***] days after the Effective Date for other Products, Buyer shall submit to EPMP LLC in writing, whether by mail, telecopy, facsimile, or electronic data interchange format approved by EPMP LLC, a purchase order for Product for a time period of not less than [***] months commencing from the beginning of the Production Phase for any Modified Product, or commencing from [***] days after the Effective Date for other Products.  Each such purchase order shall represent and constitute a “Purchase Order.”  At least [***] prior to the expiration of each Purchase Order, Buyer shall issue a Purchase Order for the contiguous time period of not less than [***] months immediately following expiration of such prior Purchase Order.  Buyer may, at its discretion, satisfy this objective by extending the time period covered by the existing Purchase Order.  All Purchase Orders shall at a minimum: (i) identify Products ordered, (ii) state Product price, (iii) state Product quantity ordered with intended delivery schedule, (iv)

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state the location to which the Product is to be shipped, (v) state the shipping schedule for the period of the Purchase Order, and (iv) state that this Agreement shall govern and control all purchase orders.

b.                    Within [***] days prior to commencement of the Production Phase for any Modified Product, or within [***] days after the Effective Date for other Products, Buyer will provide EPMP LLC with an initial twelve (12) calendar month forecast indicating Buyer’s forecasted purchases of Products from EPMP LLC during that period (the “Initial Twelve (12) Calendar Month Forecast”). Subsequent to Buyer providing EPMP LLC the Initial Twelve (12) Calendar Month Forecast, by the first day of the first month in each of January, April, July, and September thereafter, Buyer shall provide EPMP LLC with an updated rolling twelve (12) calendar month forecast indicating Buyer’s forecast purchases of Products from EPMP LLC during the immediately following twelve (12) month period (each such forecast being a “Twelve Month Forecast”).  The Initial Twelve (12) Calendar Month Forecast and the Twelve Month Forecasts shall be used for purposes of facilitating each party’s planning and in order to meet the lead times required by certain of EPMP LLC’s suppliers.  The first three (3) months of each Twelve Month Forecast will be firm.

4.2                               Changes and Cancellations. Purchase Orders may be modified or canceled by Buyer by giving [***] days prior written notice.  Modifications must be approved in writing by EPMP.  In the event of a cancellation, Buyer will be responsible for purchasing finished product and work-in-progress according to quantities in the firm three (3) month period of the Initial Twelve (12) Calendar Month Forecast or the Twelve Month Forecast, as applicable, and for the cost of raw material purchased by EPMP LLC based on the most recent six months of either the Initial Twelve (12) Calendar Month Forecast or a Twelve Month Forecast, as applicable.

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4.3                               Order Limitations. An “Excess Product Quantity” is those quantities of Product ordered in a Purchase Order for delivery within a certain month that are greater than [***] of the quantities of Product forecasted by Buyer for that month. EPMP LLC shall not be obligated to supply Excess Product Quantities; however, EPMP LLC shall use all commercially reasonable efforts to supply Excess Product Quantities, it being understood that in the supply of any such excess beyond the permitted coverage EPMP LLC may take into account its then existing delivery commitments to other customers.  Buyer shall reimburse EPMP LLC for any reasonable costs actually paid by EPMP LLC in order to facilitate the production of Excess Product Quantities, but only costs directly related to the Excess Product Quantities actually delivered to Buyer and only if EPMP LLC obtains prior approval in writing from Buyer to commence such excess production at such increased cost.

4.4                               Packaging. EPMP LLC will mark all containers with necessary lifting, handling, storage, and shipping information and with Purchase Order numbers, date of shipment, and the names of the Buyer and EPMP LLC. EPMP’s standard Certificate of Compliance and an itemized packing list, which shall include (i) the Purchase Order number, and (ii) the description, part number, revision level, and quantity of the Product(s) so shipped, must accompany each shipment.

4.5                               Shipping. All deliveries of Products shall be [***] (Incoterms 2000) [***]. Title to the Products and all risk of damage to or loss or delay of Products purchased under this Agreement shall pass to Buyer upon [***].

4.6                           Cancellation Costs in General. Production cancellation costs will not be in excess of the purchase price of the Products actually cancelled in a purchase order. EPMP LLC shall use best efforts to mitigate all cancellation costs. Upon Buyer’s request, EPMP LLC shall deliver to Buyer any materials or unfinished Products for which full reimbursement was received by EPMP LLC.

5.0                               PRODUCT ACCEPTANCE.

5.1                               Inspections. Any inspection by Buyer or its designee of Products purchased under this Agreement shall be made at Buyer’s or its designee’s facility and at Buyer’s expense. Buyer shall notify EPMP LLC in writing within [***] calendar days after receipt at Buyer’s or its designee’s facility (the “Acceptance Period”) of any Product rejections based on damage, discrepancy, or nonconformity with the Specifications. Buyer’s failure to inspect or failure to notify EPMP LLC of any rejection of Product in writing due to any damage, discrepancy, or nonconformity

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with the Specifications during the Acceptance Period shall be deemed acceptance of the Products. In the event of any nonconformity with the Specifications discovered after acceptance, EPMP LLC’s sole obligation and liability, and Buyer’s sole remedy, shall be limited to the provisions set forth in Article 10, Warranty, below.

5.2                               Return Procedure. In the event that Buyer rejects a Product pursuant to Section 5.1, Buyer may, at Buyer’s option, return any rejected Product to EPMP LLC.

a. Buyer may return any Products rejected pursuant to Section 5.1 to EPMP LLC at EPMP LLC’s risk and cost unless EPMP LLC acknowledges any defect or non-conformance in writing and requests Buyer to not return such rejected Products within [***] days after receipt of the written rejection.  In such cases, EPMP LLC shall reimburse buyer’s costs of disposing of such Product.  EPMP LLC may issue a RA number (Return Authorization number) which is procedural only and is no way an admission that the Products are defective or nonconforming.

b. At Buyer’s option, EPMP LLC shall then either replace the rejected Products or credit Buyer for the rejected Products. In the case of either replacement or credit, title to the rejected Product shall pass to EPMP LLC on return shipment by Buyer of the rejected Products to EPMP LLC pursuant to Section 5.2(a).

c. If EPMP LLC is to replace the product(s), EPMP LLC shall transport the replacement products at EPMP LLC’s cost to an air freight or overnight carrier within [***] days after receipt of Buyer’s replacement request.

5.3                               EPMP LLC’s Quality Assurance. EPMP LLC will maintain and use in manufacturing Products quality assurance systems of at least industry standard for the control of material quality, processing, assembly, testing, packing, and shipping in accordance with its usual policies and practices. The parties will endeavor to meet quarterly to discuss and resolve any issues, which may have arisen with respect to quality assurance, including those relating to quality, performance, engineering changes, industry changes, or surpluses.

6.                                      PRICE.

6.1                              Pricing. The initial prices for Products that are not Modified Products are set out on Exhibit C hereto, and are subject to adjustment as provided for in Section 6.3.

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6.2                               Production Payment Terms. Payment terms are net [***] days from date of the invoice. Except in the case of good faith disagreements about amounts invoiced, EPMP LLC may charge interest in the amount of [***] per annum, or the maximum amount permitted by law, whichever is less, on any unpaid balance after the net [***] day payment term, until such balance is paid in full.

6.3                               Price Adjustments. If EPMP LLC incurs increases or decreases in its direct cost of materials for use in manufacturing the Product of [***] or more per Product unit during the term of this Agreement, EPMP LLC shall send a notice to Buyer detailing such change. The parties agree to negotiate in good faith after delivery of such notice with respect to an adjustment to Product pricing in view of such increase or decreases, but no modification of such pricing shall occur unless and until the parties have both signed an amendment hereto.

6.4                               Taxes. Prices are in U.S. dollars and do not include any Canadian, U.S. federal or state sales taxes, duties, or export or import charges, which shall be paid solely by Buyer.

7.0                               INTELLECTUAL PROPERTY.

7.1                               Existing Technology. All Battery Technology rights Controlled by Buyer as of the Effective Date and Buyer Technology will continue to be Controlled by Buyer. All Battery Technology rights Controlled by EPMP LLC as of the Effective Date and EPMP LLC Technology will continue to be Controlled by EPMP LLC.

7.2                               New Intellectual Property Arising Under Agreement. Ownership of all discoveries, technology, and inventions arising during and in the course of the parties’ performance under the Agreement, and intellectual property rights therein (together, “Inventions”) shall be as follows: (i) any [***] shall be owned by EPMP LLC, and (ii) Nevro shall own all other Inventions.  Both parties shall cooperate with the other party to execute documents and take any actions necessary to effect the intent of the foregoing sentence in this Section 7.2.  EPMP LLC hereby grants to Buyer a nonexclusive, perpetual, irrevocable, sublicenseable, fully paid up, royalty-free, worldwide license under EPMP LLC Technology and any Inventions owned by EPMP LLC pursuant to this Section 7.2 to make, use, sell, offer for sale, import, copy, modify, distribute and otherwise exploit any medical devices developed, made, or sold by or on behalf of Buyer, its Affiliates, or sublicensees.

7.3                               No Other License. Subject to the right to use and sell the Products as integrated into Buyer’s products as set forth in Section 7.2, nothing in

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this Agreement grants or can be capable of granting to either party (whether directly or by implication, estoppel or otherwise) any rights to any Battery Technology Controlled by the other party or any Affiliate of the other party. Further, EPMP LLC grants no license of any EPMP LLC Technology to Buyer, except the right to use and sell the Products as integrated into Buyer’s products as set forth in Section 7.2.

8.                                      COMPLIANCE WITH LAWS.

8.1                               Compliance. EPMP LLC shall comply with all applicable laws, rules and regulations of Canada, the USA, Europe, and all other jurisdictions in which the Products are sold by Buyer and as to which Buyer notifies EPMP LLC in writing (“Applicable Laws”) in its performance under this Agreement.

8.2                               Reports. EPMP LLC shall cooperate with Buyer and provide any information reasonably requested or required by Buyer for Buyer’s compliance with regulatory approvals or actions for any products in which the Products will be incorporated.  EPMP LLC specifically agrees to cooperate with any inspection by the FDA or other regulatory authority.  EPMP LLC shall keep complete, accurate, and authentic accounts, notes, data, and records of the work performed under this Agreement (“Records”) and shall provide Buyer with a copy of all Records at Buyer’s request.

9.                                      PRODUCT SPECIFICATIONS; CHANGES.

9.1                               Specifications. The initial specifications for the Products are set forth in the specification for EPMP LLC Battery (Source Control Document Number) (see Exhibit A, attached hereto). Subject to written agreement between the parties as to Specifications and price for additional Products that may be developed pursuant to Article 3, this Agreement may be amended to include additional Products by attaching additional exhibits, but only upon written mutual consent of both parties.

9.2                               Changes. In the event Buyer wishes to make any changes to the Specification or the Product, Buyer shall inform EPMP LLC in writing, and EPMP LLC shall advise Buyer within [***] days after receiving such notice of the likely impact of such change on scheduling, pricing and manufacturing of Products, and whether such changes are feasible. EPMP LLC shall have the right to review and approve such changes to the Specifications, in order to determine whether EPMP LLC can reasonably comply with any requirement contained in such change. The parties may thereafter meet to discuss incorporating such change into the manufacturing process, including the allocation between the parties of additional costs related to such changes, however, [***].

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9.3                                     Engineering Change Approval. EPMP LLC shall not make any changes to any manufacturing source, production process, controlled process parameters or sources, or types or grade classifications of materials used, which may alter the form, fit, or function of any Product, without first obtaining from Buyer an engineering change approval in writing.

9.4                                     Cost of Engineering Changes. The parties shall mutually agree in writing upon the allocation of cost of engineering changes not necessary to remedy defects in the Products or nonconformities with the Specifications before such changes are made. All engineering changes to remedy defects in the Products or nonconformities with the Specifications shall be implemented [***] including, but not limited to, providing [***]. However, EPMP LLC shall examine Buyer’s Specifications and any other actions or instructions provided by Buyer to apply [***] of such Specifications in writing.

10.                              WARRANTY AND LIMITATION OF LIABILITY.

10.1                              Warranty. EPMP LLC represents and warrants to Buyer that: (i) the Product shall be free and clear from all liens and encumbrances, (ii) the manufacture, sale, lease, transfer or use of the Product will not infringe any intellectual property rights of a third party, and no action, suit or claim has been, or will have been, initiated or threatened against EPMP LLC with respect to the Products or EPMP LLC’s right to enter into and perform its obligations under this Agreement, (iii) the Products will meet the Specifications (for Modified Products, after such time as the Specifications are established for such Products), (iv) the manufacturing process and all materials used to manufacture the Products shall comply with all applicable Restriction of Hazardous Substance (“RoHS”) provisions, (v) EPMP LLC is not now nor has in the past been using in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. § 335a; (vi) the manufacturing process and all materials used in the manufacture of the Products will comply with all use restrictions, labeling requirements, inventory registration requirements and all other health and safety requirements imposed under Applicable Laws, and (vii) the Products will be free from defects in material and workmanship for a period of [***] months after the date of delivery to Buyer (the “Warranty Period”); provided, however, that Buyer gives notice to EPMP LLC of any defect within [***] days after discovering the defect within the Warranty Period. The return procedure outlined in Section 5.2 will be used with the exception that, in some cases, it may be impractical to return suspect Product to EPMP LLC for evaluation. In this case, following issuance of an RA by EPMP LLC, Buyer and EPMP LLC will work together to determine the appropriate means to make the suspect Product available for evaluation to determine the validity of the warranty claim, provided in this Section 10.1.  EPMP LLC covenants that it will not use in

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any capacity the services of any individual, corporation, partnership or association which is debarred or becomes debarred during the term of this Agreement, under 21 U.S.C. § 335a.

10.2                              Exceptions. EPMP LLC’s obligation under the warranties in Section 10.1 shall not apply to any Product or part thereof, if the alleged defect or other problem with the Product has been caused by: (a) Buyer’s improper storage, installation, use, maintenance, or modifications not complying with EPMP LLC’s written instructions, or Buyer’s improper testing not approved in writing by EPMP LLC, or (b) physical damage to Product after receipt by Buyer.

10.3                              Epidemic Failure. For the purpose of this Agreement, “Epidemic Failure” will be deemed to have occurred if more than [***] of Product units shipped pursuant to Article 4 in any 360 day period should fail to meet the relevant Specifications, whether occurring inside or outside any Warranty Period. Buyer and EPMP LLC acknowledge the common goal and expectation that the failure rate should decrease over the [***] subsequent to any Epidemic Failure.

Epidemic Failure Policy. In the case of Epidemic Failure, Buyer and EPMP LLC will cooperate to implement the following procedure:

a.        Buyer will promptly notify EPMP LLC in writing upon discovery of the Epidemic Failure.

b.        Within [***] working days, EPMP LLC will give an initial written response indicating its preliminary plan for diagnosing the problem.

c.         EPMP LLC and Buyer will jointly exert all commercially reasonable efforts to diagnose the problem and plan a work-around as an interim solution if one is needed, and a permanent solution.

d.        EPMP LLC will apply its engineering change procedure, described in Section 9.3, in appropriate circumstances for hardware problems related to the design of the Product, or originating in the manufacturing process.

e.         EPMP LLC will prepare and consult with Buyer regarding an appropriate recovery plan as well as an appropriate work-around, as an interim solution, if one is needed. EPMP LLC will any time upon Buyer’s request report in writing on the progress made.

f.          EPMP LLC and Buyer will mutually agree on a recovery plan to cure or prevent Epidemic Failures. If such plan is not effected within [***] after an Epidemic Failure has been reported by Buyer, Buyer shall have the right to terminate this Agreement with immediate effect without liability

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so long as the failure was solely or partially a result of acts or omissions by EPMP LLC.

10.4                              Limited Warranty. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, AND EACH PARTY MAKES NO OTHER WARRANTIES WHETHER WRITTEN ORAL, WRITTEN, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

10.5                              Remedies for Breach of Warranty.  EPMP LLC’s [***] obligation and liability under the warranties in Section 10.1 shall be [***]. Replacement Products will have a new Warranty Period based on their delivery date.

10.6                              Limitation of liability. Except for a breach of Sections 11 (Indemnification) and 12 (Confidentiality), the liability of each party is limited as follows:

a.        The total liability of EPMP LLC for any and all claims by Buyer arising under this Agreement, including but not limited to claims based on tort, breach of contract, warranty, or any other theory of recovery, shall not exceed the cumulative value of the purchase orders in a continuous prior [***] period containing the Product(s) giving rise to the claim and any such liability shall [***].

b.        The total liability of Buyer for any and all claims by EPMP LLC arising under this Agreement, including but not limited to claims based on tort, breach of contract, warranty, or any other theory of recovery, shall not exceed [***], and any such liability shall [***].

c.         In no event, however with the exception of [***], shall either party be liable for special,  indirect, incidental, exemplary, punitive or consequential damages including, but not limited to, loss of profits or revenue, even if warned of the possibility of such damages and notwithstanding the failure of essential purpose of any remedy.

10.7                              EPMP LLC Liability Insurance. EPMP LLC shall procure and maintain product liability and general liability insurance in such amounts as ordinary good business practice for its type of business would make advisable, but not less than [***] dollars, and EPMP LLC shall provide Buyer with written evidence of this coverage within ten business (10) days after the Effective Date.

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11.                              INDEMNIFICATION

11.1                              Buyer’s Indemnification. Buyer shall indemnify, defend and hold harmless EPMP LLC and its Affiliates, agents, officers, directors and employees (“EPMP Indemnitees”) from and against any and all claims, losses, damages, liabilities, legal actions, settlements, or expenses (including reasonable legal expenses), to the extent resulting from or arising out of any third party claims (“Losses”) that result in any way from (a) any breach by Buyer of this Agreement, or (b) Buyer’s use of the Products in such a way that constitutes or may constitute an infringement of any patent, trade secret, trademark, service mark, copyright, or related application, or other intellectual property or confidential and proprietary information infringement, except in each case to the extent caused by EPMP LLC’s or any EPMP Indemnitee’s gross negligence or willful misconduct or the Products as delivered to Buyer, breach of this Agreement by EPMP LLC or any action for which EPMP LLC must indemnify Buyer under Section 11.2; provided, however, that EPMP LLC: (i) promptly notifies Buyer in writing of any such notice or claim, and (ii) permits Buyer to control, in a manner not adverse to EPMP LLC, the defense, settlement, adjustment or compromise of any such claim using counsel of Buyer’s own choice. EPMP LLC may employ counsel, at its own expense (provided that, if such counsel is necessary because of a conflict of interest of either Buyer or its counsel, or because Buyer does not assume control, in which case Buyer will bear such expense), to assist it with respect to any such claim. Buyer shall not enter into any settlement for any intellectual property infringement claim that affects EPMP LLC’s rights or interest without EPMP LLC’s prior written approval.

11.2                              EPMP LLC’s Indemnification. EPMP LLC shall indemnify, defend and hold harmless Buyer and its Affiliates, agents, officers, directors, employees and  direct and indirect customers (“Buyer Indemnitees”) from and against any and all Losses that result in any way from (a) infringement or misappropriation of the Products provided by EPMP LLC to Buyer under this Agreement of any patent, copyright, trademark, trade secret or other intellectual property right, private right, or any other proprietary or personal interest of any third party, (b) defects or nonconformity with the Specifications of the Products that are not solely the result of any acts or omissions by Buyer, (c) any breach by EPMP LLC of this Agreement, except in each case to the extent caused by Buyer’s or any Buyer Indemnitee’s gross negligence or willful misconduct or breach of this Agreement by Buyer; provided, however, that Buyer: (i) promptly notifies EPMP LLC in writing of any such notice or claim, and (ii) permits EPMP LLC to control, in a manner not adverse to Buyer, the defense, settlement, adjustment or compromise of any such claim using counsel of EPMP LLC’s own choice. Buyer may employ counsel, at its own expense (provided that, if such counsel is necessary because of a conflict of interest of either EPMP LLC or its counsel, or because EPMP LLC does not assume control, in which case EPMP LLC will bear such expense), to assist it with respect to any such

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

claim. EPMP LLC shall not enter into any settlement that affects Buyer’s rights or interest without Buyer’s prior written approval.

12.                               CONFIDENTIALITY.

Confidentiality Agreement. The parties agree that the terms of the Mutual Nondisclosure Agreement between EPMP LLC and Nevro (the “NDA,” as attached at Exhibit B), shall continue in effect during the term of this Agreement, apply to all information disclosed under this Agreement, apply thereafter as provided for in the NDA, and the Purpose (as defined in the NDA) is hereby expanded to include the performance of obligations and exercise of rights pursuant to this Agreement.  Furthermore, Section 4 of the NDA is hereby amended so that the following language is added at the end of Section 4: “If a court or government authority requires the Receiving Party to disclose any Proprietary Information, the Receiving Party may disclose such Proprietary Information only to the extent required by law or requirement and will use reasonable efforts to seek confidential treatment of any information so required to be disclosed.”  Permitted use and disclosure of Proprietary Information is limited to each party’s ability to use Proprietary Information only as necessary on a need to know basis to exercise its rights and fulfill its obligations under this Agreement and only in compliance with the standards and safeguards set forth in the NDA.

13.                         TERM AND TERMINATION

13.1                        Term. This Agreement shall commence on the Effective Date and have an initial term ending on November 1, 2010 (the “Initial Term”).  After the Initial Term, this Agreement will automatically renew for period of one year unless a Party notifies the other Party in writing of its intent to terminate the Agreement at least sixty (60) days prior to the end of the renewal term.

13.2                        Termination. Notwithstanding the provisions of Section 13.1, this Agreement may be terminated in accordance with any of the following provisions:

13.3                        Default. A party may terminate this Agreement upon giving written notice to the other party in the event that the other party is in breach of any material provision of this Agreement and shall have failed to cure such breach within sixty (60) days after receipt of written notice describing such material breach from the non-breaching party. A non-breaching party shall be entitled to an extension of time for performance of its obligations equaling the period of time of the breaching party’s default, to the extent such default affects the non-breaching party’s ability to perform hereunder.

13.4                        Bankruptcy, Insolvency. and Cessation. Either party may terminate this Agreement without liability by giving advance written notice to the other party, which termination shall be effective if such condition is not cured within sixty (60) days after any: (i) imminent filing of a bankruptcy petition of any type by the other party, (ii) declaration by the other party that it has

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

or will become bankrupt or insolvent, (iii) assignment for the benefit of creditors of the other party, liquidation or receivership; or (iv) cessation of business or proof of the other party’s intent to cease to do business.

13.5                        Force Majeure. If an event of Force Majeure continues for more than ninety (90) consecutive days as provided in Article 14, then either party may terminate this Agreement, without liability to the other, immediately upon written notice. Each Party shall exercise commercially reasonable efforts to abate or remedy a condition of Force Majeure.

13.6                        Termination for Convenience. Either party may terminate this Agreement for convenience, in whole or in part and without liability for such termination, other than (for termination by Buyer) raw materials already purchased, finished Product, and work-in-progress as described in Section 4.2, by giving three(3) months prior written notice to the other party. In such event all terms and conditions of this Agreement shall remain in full force and effect until the termination takes effect three (3) months after notice.

13.7                        Rights and Obligations on Termination. If a party does not terminate for cause, termination of this Agreement shall not release that party from its obligation under this agreement. Any Purchase Orders pending or being effectively placed, pursuant to Section 4.1(b) during the notice period are to be fulfilled by EPMP LLC.

14.                               FORCE MAJEURE.

“Force Majeure” shall mean any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date or thereafter, and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder, including, but not limited to, flood, storm, earthquake, embargoes, and acts of God, acts of government (other than government business), war, and/or public enemy. Force Majeure does not necessarily include the business dealings of government, but does include acts of government outside the course of ordinary business that legally prohibit or mandate certain business and manufacturing activities by EPMP LLC. If a party wishes to declare Force Majeure, it shall notify the other party immediately. Such notice shall include information with respect to the actual hindrance and, where possible, the duration of such hindrance. Upon giving notice to the other party, a party affected by an event of Force Majeure shall be suspended without any liability on its part from the performance of its obligations under this Agreement provided it uses reasonable efforts to overcome such delay or failure, except that it may not suspend any obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. During the period that

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable and such other party may take provisional precautions which would otherwise have constituted a violation of this Agreement for the purpose of limiting its losses caused by the Force Majeure.

15.                               MISCELLANEOUS.

15.1                        Governing Law. The rights and obligations of the parties shall not be governed by the UN Convention of Contracts for the International Sale of Goods (“CISG”). Rather, this Agreement shall be interpreted, construed and governed by and in accordance with the laws of the state of Delaware without regard to its conflict of law provisions, and jurisdiction shall lie exclusively therein.

15.2                        Assignment. Neither party shall, without the prior written consent of the other party, which shall not be unreasonably withheld, assign this Agreement or any part hereof, or sell, offer for sale, transfer, divest, or otherwise dispose of its rights hereunder, to a third party, except that either party may assign this Agreement to its affiliate or to a third party which succeeds to substantially all of its assets to which this Agreement relates or equity, unless such successor is a Direct Competitor of the other party. For the purpose of this clause, a “Direct Competitor” of EPMP LLC is a company that derives a substantial portion of its revenues from [***], some of which are [***] and a “Direct Competitor” of Buyer is a company that derives a substantial portion of its revenues from [***].  Nonetheless, in the event of an assignment of this Agreement, the assignment shall be subject to the assigning party requiring that: (a) its successors, heirs or assigns assume all of its obligations and responsibilities under this Agreement, and (b) this Agreement and all of its terms and conditions shall inure to benefit of and be binding on any such successor, heir or assign. The respective rights of the parties under this Agreement shall survive transfer of title and possession of any assets of the transferring or assigning party, except to the extent that the non-transferring party may otherwise specifically waive in writing.

15.3                        Integration. This Agreement, the NDA, and all Exhibits attached hereto, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all previous agreements or proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of this Agreement.

15.4                        Survival. The obligations described in Sections 7.2, 7.3, 10.1 (for the period described therein), 13.7, 15.1, 15.2, and Articles 11 and 12 shall survive termination of this Agreement and continue thereafter in full force and effect,

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[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION

subject to applicable statute of limitations.

15.5                        Amendment Waiver. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties to this Agreement by their duly authorized representative.  The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

15.6                        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  This Agreement shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party pursuant to Section 15.9.

15.7                        Headings. The titles and headings to Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

15.8                        No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.9                        Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, facsimile or telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested as follows:

If to EPMP LLC:

EaglePicher Medical Power LLC

13136-82A Avenue,

Surrey, B.C., Canada V3W 9Y6.

Facsimile: 604 597-0814

Attention: Director of Marketing

If to Buyer:

Nevro Corporation
411 Acacia Avenue

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

Palo Alto, CA 94306
Attention: Andre Walker

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to applicable number so specified in (or pursuant to) this Section 15.9 and an appropriate receipt is received, (ii) if given by mail, three (3) days after such communication is deposited in the mail with first class or priority postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

15.10                 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to Applicable Law and shall be enforced as amended.

15.11                 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

15.12                 Effective Terms and Precedence. Should there be a conflict between the language of this Agreement and the language contained in any Purchase Order, the language of this Agreement shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives.

EAGLE PICHER MEDICAL POWER LLC

By:	/s/ Emily Russell

Title:	Senior Counsel

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

NEVRO CORPORATION

By:	/s/ Konstantinos Alataris

Title:	CEO

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

Exhibit A

Specifications

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

[***]

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[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION

Exhibit B

Non-Disclosure Agreement

[Provided Separately]

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

Exhibit C

Pricing Terms

Product Description	Quantity	Unit Price
[***]	[***]	$	[***]

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION

Exhibit D

Development Plan(s)

[Blank]

PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT EAGLEPICHER-NEVRO